Exhibit 99.1
Investor and Media Relations:	Patricia Figueroa +1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results for the Second Quarter and First Half of 2025

Company reports Diluted EPS of $2.80, Economic EPS of $5.39 in the second quarter of 2025

Positive net client cash flows of more than $8 billion, driven by ongoing momentum in private markets and liquid alternatives
New partnership with Montefiore Investment further diversifies AMG’s business and expands its participation in private markets
Economic Earnings per share of $5.39 for the quarter, an increase of 15% relative to prior-year quarter
Repurchased ~$100 million in common stock, bringing total share repurchases to ~$273 million in the first half of the year

WEST PALM BEACH, FL, July 31, 2025 — AMG, a strategic partner to leading independent investment management firms globally, today reported its financial and operating results for the second quarter and six months ended June 30, 2025.

Jay C. Horgen, Chief Executive Officer of AMG, said:
“In the second quarter, AMG reported growth of 15% in Economic Earnings per share relative to the year-ago quarter, reflecting the disciplined execution of our capital allocation strategy and the increasing momentum in our business. Net client cash flows of more than $8 billion firmwide were driven by record flows into alternatives, reflecting ongoing strength in private markets fundraising and growing client demand for liquid alternative strategies.

“Through strong ongoing execution of our strategy, we are accelerating the evolution of AMG’s business toward areas of secular growth. AMG's Affiliates managing private markets and liquid alternative strategies generated net client inflows of approximately $33 billion in the first half of the year, reflecting the ongoing demand for our Affiliates’ specialized strategies. In addition, we recently announced a new partnership with Montefiore, a leading European private equity firm focused on the services sector. So far in 2025, we have announced four new partnerships with firms collectively managing approximately $24 billion in alternative strategies, underscoring the ongoing demand for AMG’s unique approach, which magnifies the competitive advantages of partner-owned firms while also preserving their independence.

“With our excellent capital position and distinct competitive advantages, including our worldwide reputation as a collaborative strategic partner to the highest-quality independent firms, we are uniquely positioned to execute on our opportunity set. We remain confident in our ability to generate meaningful additional shareholder value over time, as we invest in new and existing Affiliates while also returning excess capital to shareholders within our disciplined capital allocation framework.”

FINANCIAL HIGHLIGHTS	Three Months Ended		Six Months Ended
(in millions, except as noted and per share data)	6/30/2024	6/30/2025	6/30/2024	6/30/2025
Operating Performance Measures
AUM (at period end, in billions)	$701.0	$771.0	$701.0	$771.0
Average AUM (in billions)	693.1	736.6	686.5	724.3
Net client cash flows (in billions)	0.9	8.1	(2.9)	7.7
Aggregate fees	1,098.1	1,173.5	2,569.7	2,443.9
Financial Performance Measures
Net income (controlling interest)	$76.0	$84.3	$225.8	$156.6
Earnings per share (diluted)(1)	2.26	2.80	6.49	5.01
Supplemental Performance Measures(2)
Adjusted EBITDA (controlling interest)	$217.5	$219.7	$477.3	$447.9
Economic net income (controlling interest)	155.9	159.2	342.6	317.9
Economic earnings per share	4.67	5.39	10.06	10.58

For additional information on our Supplemental Performance Measures, including reconciliations to GAAP, see the Financial Tables and Notes.

Capital Management
During the second quarter of 2025, the Company repurchased approximately $100 million in common stock, bringing total share repurchases to approximately $273 million in the first half of the year, and announced a second-quarter cash dividend of $0.01 per share of common stock, payable August 25, 2025 to stockholders of record as of the close of business on August 11, 2025.

About AMG
AMG (NYSE: AMG) is a strategic partner to leading independent investment management firms globally. AMG’s strategy is to generate long‐term value by investing in high-quality independent partner-owned firms, through a proven partnership approach, and allocating resources across AMG's unique opportunity set to the areas of highest growth and return. Through its distinctive approach, AMG magnifies its Affiliates' existing advantages and actively supports their independence and ownership culture. As of June 30, 2025, AMG’s aggregate assets under management were approximately $771 billion across a diverse range of private markets, liquid alternative, and differentiated long-only investment strategies. For more information, please visit the Company’s website at www.amg.com.

Conference Call, Replay, and Presentation Information
A conference call will be held with AMG’s management at 11:00 a.m. Eastern time today. Parties interested in listening to the conference call should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) shortly before the call begins.

The conference call will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13754341. The live call and replay of the session and a presentation highlighting the Company's performance can also be accessed via AMG’s website at https://ir.amg.com/.

Financial Tables Follow

ASSETS UNDER MANAGEMENT - STATEMENTS OF CHANGES (in billions)

	Alternatives		Differentiated Long-Only
BY STRATEGY - QUARTER TO DATE	Private Markets	Liquid Alternatives	Equities	Multi-Asset & Fixed Income	Total
AUM, March 31, 2025	$140.3	$154.8	$302.1	$115.0	$712.2
Client cash inflows and commitments	7.8	16.8	10.7	5.0	40.3
Client cash outflows	(0.0)	(5.3)	(21.2)	(5.7)	(32.2)
Net client cash flows	7.8	11.5	(10.5)	(0.7)	8.1
New investments	—	12.4	—	—	12.4
Market changes	1.3	1.3	24.0	3.8	30.4
Foreign exchange	0.7	2.9	5.4	1.1	10.1
Realizations and distributions (net)	(0.7)	(0.1)	(0.0)	(0.1)	(0.9)
Other	—	(1.1)	(0.0)	(0.2)	(1.3)
AUM, June 30, 2025	$149.4	$181.7	$321.0	$118.9	$771.0

	Alternatives		Differentiated Long-Only
BY STRATEGY - YEAR TO DATE	Private Markets	Liquid Alternatives	Equities	Multi-Asset & Fixed Income	Total
AUM, December 31, 2024	$135.4	$140.7	$316.2	$115.6	$707.9
Client cash inflows and commitments	11.3	32.7	19.5	9.8	73.3
Client cash outflows	(0.1)	(11.0)	(43.7)	(10.8)	(65.6)
Net client cash flows	11.2	21.7	(24.2)	(1.0)	7.7
New investments	1.7	12.4	—	—	14.1
Market changes	1.8	3.6	22.0	3.5	30.9
Foreign exchange	0.9	4.4	7.1	1.4	13.8
Realizations and distributions (net)	(1.6)	(0.0)	(0.1)	(0.3)	(2.0)
Other	—	(1.1)	0.0	(0.3)	(1.4)
AUM, June 30, 2025	$149.4	$181.7	$321.0	$118.9	$771.0

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	6/30/2024	6/30/2025
Consolidated revenue	$500.3	$493.2

Consolidated expenses:
Compensation and related expenses	215.3	263.7
Selling, general and administrative	89.4	95.7
Intangible amortization and impairments	7.3	6.3
Interest expense	33.5	34.5
Depreciation and other amortization	3.1	2.5
Other expenses (net)	10.8	10.0
Total consolidated expenses	359.4	412.7

Equity method income (net)(3)	18.1	65.6
Investment and other income	19.3	25.5
Income before income taxes	178.3	171.6

Income tax expense	43.3	35.7
Net income	135.0	135.9

Net income (non-controlling interests)	(59.0)	(51.6)
Net income (controlling interest)	$76.0	$84.3

Average shares outstanding (basic)	31.5	28.5
Average shares outstanding (diluted)	35.3	31.4

Earnings per share (basic)	$2.42	$2.96
Earnings per share (diluted)(1)	$2.26	$2.80

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Three Months Ended
(in millions, except per share data)	6/30/2024	6/30/2025
Net income (controlling interest)	$76.0	$84.3
Intangible amortization and impairments	65.6	31.0
Intangible-related deferred taxes	14.7	14.6
Other economic items(4)	(0.4)	29.3
Economic net income (controlling interest)	$155.9	$159.2

Average shares outstanding (adjusted diluted)	33.4	29.5
Economic earnings per share	$4.67	$5.39

Net income (controlling interest)	$76.0	$84.3
Interest expense	33.5	34.4
Income taxes	42.3	35.1
Intangible amortization and impairments	65.6	31.0
Other items(4)	0.1	34.9
Adjusted EBITDA (controlling interest)	$217.5	$219.7

See Notes for additional information.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
(in millions, except per share data)	6/30/2024	6/30/2025
Consolidated revenue	$1,000.3	$989.8

Consolidated expenses:
Compensation and related expenses	455.7	494.1
Selling, general and administrative	181.1	190.4
Intangible amortization and impairments	14.5	89.6
Interest expense	63.4	68.6
Depreciation and other amortization	6.1	5.3
Other expenses (net)	19.9	21.6
Total consolidated expenses	740.7	869.6

Equity method income (net)(3)	135.7	140.9
Investment and other income	37.2	37.1
Income before income taxes	432.5	298.2

Income tax expense	98.7	63.1
Net income	333.8	235.1

Net income (non-controlling interests)	(108.0)	(78.5)
Net income (controlling interest)	$225.8	$156.6

Average shares outstanding (basic)	32.1	28.9
Average shares outstanding (diluted)	36.0	32.3

Earnings per share (basic)	$7.02	$5.43
Earnings per share (diluted)(1)	$6.49	$5.01

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Six Months Ended
(in millions, except per share data)	6/30/2024	6/30/2025
Net income (controlling interest)	$225.8	$156.6
Intangible amortization and impairments	91.2	116.8
Intangible-related deferred taxes	30.9	13.9
Other economic items(4)	(5.3)	30.6
Economic net income (controlling interest)	$342.6	$317.9

Average shares outstanding (adjusted diluted)	34.0	30.0
Economic earnings per share	$10.06	$10.58

Net income (controlling interest)	$225.8	$156.6
Interest expense	63.4	68.5
Income taxes	99.7	65.4
Intangible amortization and impairments	91.2	116.8
Other items(4)	(2.8)	40.6
Adjusted EBITDA (controlling interest)	$477.3	$447.9

See Notes for additional information.

CONSOLIDATED BALANCE SHEETS

	Period Ended
(in millions)	12/31/2024	6/30/2025
Assets
Cash and cash equivalents	$950.0	$361.0
Receivables	409.7	571.0
Investments	595.6	644.1
Goodwill	2,504.9	2,537.6
Acquired client relationships (net)	1,777.8	1,716.1
Equity method investments in Affiliates (net)	2,246.6	2,618.3
Fixed assets (net)	57.6	56.7
Other assets	288.7	302.8
Total assets	$8,830.9	$8,807.6

Liabilities and Equity
Payables and accrued liabilities	$639.1	$692.4
Debt	2,620.2	2,621.2
Deferred income tax liability (net)	520.5	544.3
Other liabilities	402.4	474.9
Total liabilities	4,182.2	4,332.8

Redeemable non-controlling interests	350.5	336.1
Equity:
Common stock	0.6	0.6
Additional paid-in capital	733.1	701.2
Accumulated other comprehensive loss	(163.6)	(125.0)
Retained earnings	6,899.8	7,055.9
	7,469.9	7,632.7
Less: treasury stock, at cost	(4,124.6)	(4,394.0)
Total stockholders’ equity	3,345.3	3,238.7
Non-controlling interests	952.9	900.0
Total equity	4,298.2	4,138.7
Total liabilities and equity	$8,830.9	$8,807.6

Notes

(1)    Earnings per share (diluted) adjusts for the dilutive effect of the potential issuance of incremental shares of our common stock.

We assume the settlement of all of our Redeemable non-controlling interests using the maximum number of shares permitted under our arrangements. The issuance of shares and the related income acquired are excluded from the calculation if an assumed purchase of Redeemable non-controlling interests would be anti-dilutive to diluted earnings per share.

We are required to apply the if-converted method to our outstanding junior convertible securities when calculating Earnings per share (diluted). Under the if-converted method, shares that are issuable upon conversion are deemed outstanding, regardless of whether the securities are contractually convertible into our common stock at that time. For this calculation, the interest expense (net of tax) attributable to these dilutive securities is added back to Net income (controlling interest), reflecting the assumption that the securities have been converted. Issuable shares for these securities and related interest expense are excluded from the calculation if an assumed conversion would be anti-dilutive to diluted earnings per share.

The following table provides a reconciliation of the numerator and denominator used in the calculation of basic and diluted earnings per share:

	Three Months Ended		Six Months Ended
(in millions)	6/30/2024	6/30/2025	6/30/2024	6/30/2025
Numerator
Net income (controlling interest)	$76.0	$84.3	$225.8	$156.6
Income (loss) from hypothetical settlement of Redeemable non-controlling interests, net of taxes	0.3	0.3	0.7	(1.5)
Interest expense on junior convertible securities, net of taxes	3.4	3.4	6.7	6.7
Net income (controlling interest), as adjusted	$79.7	$88.0	$233.2	$161.8
Denominator
Average shares outstanding (basic)	31.5	28.5	32.1	28.9
Effect of dilutive instruments:
Stock options and restricted stock units	1.9	1.0	1.9	1.1
Hypothetical issuance of shares to settle Redeemable non-controlling interests	0.2	0.2	0.3	0.6
Junior convertible securities	1.7	1.7	1.7	1.7
Average shares outstanding (diluted)	35.3	31.4	36.0	32.3

(2)    As supplemental information, we provide non-GAAP performance measures of Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share. We believe that many investors use our Adjusted EBITDA (controlling interest) when comparing our financial performance to other companies in the investment management industry. Management utilizes these non-GAAP performance measures to assess our performance before our share of certain non-cash GAAP expenses primarily related to the acquisition of interests in Affiliates and to improve comparability between periods. Economic net income (controlling interest) and Economic earnings per share are used by management and our Board of Directors as our principal performance benchmarks, including as one of the measures for determining executive compensation. These non-GAAP performance measures are provided in addition to, but not as a substitute for, Net income (controlling interest), Earnings per share, or other GAAP performance measures. For additional information on our non-GAAP measures, see our most recent Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, which are accessible on the SEC's website at www.sec.gov.

Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income and certain non-income based taxes, depreciation, amortization, impairments, gains and losses related to Affiliate Transactions, and non-cash items such as certain Affiliate equity activity, gains and losses on our contingent payment obligations, and unrealized gains and losses on seed capital, general partner commitments, and other strategic investments. Adjusted EBITDA (controlling interest) is also adjusted to include realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Under our Economic net income (controlling interest) definition, we adjust Net income (controlling interest) for our share of pre-tax intangible amortization and impairments related to intangible assets (including the portion attributable to equity method investments in Affiliates) because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. We also adjust for deferred taxes attributable to intangible assets because we believe it is unlikely these accruals will be used to settle material tax obligations. Further, we adjust for gains and losses related to Affiliate Transactions, net of tax, and other economic items. Other economic items include certain Affiliate equity activity, gains and losses related to contingent payment obligations, tax windfalls and shortfalls from share-based compensation, unrealized gains and losses on seed capital, general partner commitments, and other strategic investments, and realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, we exclude the potential shares issued upon settlement of Redeemable non-controlling interests from Average shares outstanding (adjusted diluted) because we intend to settle those obligations without issuing shares, consistent with all prior Affiliate equity purchase transactions. The potential share issuance in connection with our junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common

Notes (continued)

stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of our common stock) that occurs when these securities are converted and we are relieved of our debt obligation.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended		Six Months Ended
(in millions)	6/30/2024	6/30/2025	6/30/2024	6/30/2025
Average shares outstanding (diluted)	35.3	31.4	36.0	32.3
Hypothetical issuance of shares to settle Redeemable non-controlling interests	(0.2)	(0.2)	(0.3)	(0.6)
Junior convertible securities	(1.7)	(1.7)	(1.7)	(1.7)
Average shares outstanding (adjusted diluted)	33.4	29.5	34.0	30.0

(3)    The following table presents pre-tax equity method earnings, equity method intangible amortization and impairments, and equity method income tax, which in aggregate form Equity method income (net):

	Three Months Ended		Six Months Ended
(in millions)	6/30/2024	6/30/2025	6/30/2024	6/30/2025
Pre-tax equity method earnings	$80.3	$94.1	$222.8	$193.6
Equity method intangible amortization and impairments	(60.8)	(27.0)	(81.6)	(45.6)
Equity method income tax	(1.4)	(1.5)	(5.5)	(7.1)
Equity method income (net)	$18.1	$65.6	$135.7	$140.9

(4)    For the three and six months ended June 30, 2025, other economic items and other items include a one-time expense of $30.5 million which resulted from a modification of Affiliate equity which, consistent with the definitions of our non-GAAP performance measures, has been added back to Economic net income (controlling interest) and Adjusted EBITDA (controlling interest).

Forward-Looking Statements and Other Matters
Certain matters discussed in this press release issued by Affiliated Managers Group, Inc. (“AMG” or the “Company”) may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, global trade tensions and changes in trade policies, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, uncertainties relating to closing of pending investments or transactions and potential changes in the anticipated benefits thereof, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings, and other risks, uncertainties, and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors may be updated from time to time in our periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

This press release does not constitute an offer of any products, investment vehicles, or services of any AMG Affiliate.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.